Exhibit 4.3
750
CENTRA FINANCIAL HOLDINGS, INC.
a West Virginia corporation
Series B Cumulative Preferred Stock
THIS CERTIFIES THAT the United States Department of the Treasury is the owner of Seven Hundred Fifty (750) FULLY PAID AND NON-ASSESSABLE SHARES OF THE SERIES B CUMULATIVE PREFERRED STOCK, PAR VALUE $1 PER SHARE, LIQUIDATION VALUE $1000 PER SHARE, OF CENTRA FINANCIAL HOLDINGS, INC., transferable in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. A full statement of the designations, relative rights, variations in relative rights, privileges, preferences and limitations of the Series B Cumulative Preferred Stock and each other class of capital stock of Centra Financial Holdings, Inc., as set forth in the Articles of Incorporation, Certificate of Designation and Resolutions of the Board of Directors of the Company adopted pursuant thereto will be furnished to any shareholder upon request and without charge, and the holder, by the acceptance hereof, assents thereto and to the provisions of the Articles of Incorporation, as amended and restated, the Certificate of Designation and Resolutions of the Board of Directors of the Company and of the by-laws of the Company, copies of which are on file with the Company and to any further amendments to said Articles and by-laws.
WITNESS the seal of the Company and the signatures of its duly authorized officers, this 16th day of January, 2009.

/s/ Douglas J. Leech President	/s/ Timothy P. Saab Secretary

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVIALABLE EXEMPTION FORM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.
For Value Received,                      hereby sell, assign and transfer unto

___ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                       Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
Dated                                          A.D. 20___

In the presence of __________________________